                                                                    Exhibit 10.1


                  FORBEARANCE AND LOAN MODIFICATION AGREEMENT
                  -------------------------------------------

     THIS FORBEARANCE AND LOAN MODIFICATION AGREEMENT (this "Agreement") is made and entered into as of the 15/th/ day of December, 1998, by and among SUNDANCE HOMES, INC., an Illinois corporation ("Sundance"), the subsidiaries of Sundance listed on Exhibit A attached hereto (the "Borrowing Subsidiaries") (Sundance and the Borrowing Subsidiaries are sometimes hereinafter referred to individually as a "Borrower" and collectively as the "Borrowers"), and LASALLE NATIONAL BANK, AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO and BANKBOSTON, N.A. (collectively, the "Lenders"), and LASALLE NATIONAL BANK, a national banking association, acting in its capacity as agent for the Lenders (the "Agent").

                                   RECITALS:
                                   --------

     A. The Lenders have made an $80,000,000 revolving credit facility (the "Loan") available to the Borrowers in accordance with the terms, provisions and conditions set forth in that certain Revolving Credit Loan Agreement dated as of April 30, 1998, and thereafter amended from time to time (the "Loan Agreement") by and among the Agent, the Borrowers and the Lenders. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement.

     B. The Borrowers have breached the financial covenants set forth in Sections 10.1, 10.2, 10.4 and 10.5 of the Loan Agreement and, pursuant to
Section 11.1(c) of the Loan Agreement, such breaches constitute immediate "Events of Default" under the Loan Agreement and the other Loan Documents. Additionally, the Borrowers have breached the covenants set forth in Section
8.12 of the Loan Agreement and, as of the date hereof, such breach constitutes a "Default" under the Loan Agreement. The aforementioned "Events of Default" are collectively referred to herein as the "Existing Defaults".

     C. Notwithstanding the occurrence of the Existing Defaults, the Borrowers have requested that the Agent and the Lenders forbear from exercising their respective rights and remedies against the Borrowers under the Loan Documents, at law and in equity. The Agent and the Lenders are willing to forbear in the exercise of such rights and remedies against the Borrowers and to waive the Existing Defaults, subject to and conditioned upon the terms, provisions and conditions set forth below; provided, however, that such forbearance shall continue only for so long as the Borrowers shall continue to strictly comply with all of such terms, provisions and conditions of this Agreement, as well as those of the Loan Agreement and other Loan Documents as modified hereby.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Incorporation of Recitals. The Recitals set forth above are herein incorporated by this reference as though fully repeated hereunder and are hereby made a part of this Agreement.

     2. Forbearance; Waiver of Existing Defaults. Notwithstanding the occurrence of the Existing Defaults, the Agent and the Lenders agree to forbear from exercising their respective rights and remedies against the Borrowers under the Note and the other Loan Documents, at law and in equity, subject to and conditioned upon the Borrowers' compliance with the terms, provisions and conditions set forth in this Agreement; provided further that such forbearance shall continue only for so long as the Borrowers shall continue to strictly comply with all of such terms, provisions and conditions. Furthermore, Lender hereby waives the Existing Defaults, provided that the execution and delivery of this Agreement does not constitute a waiver by Lender of any Event of Default other than the Existing Defaults, whether such Event of Default now exists or hereafter occurs.

     3. No Additional Waivers. Any discussions between the Agent, the Lenders and/or the Borrowers regarding the Loan Documents that have previously occurred or that hereafter occur shall not (i) cause a modification of the Loan Documents, except as expressly set forth herein or otherwise agreed to in writing, (ii) cure, waive, release or postpone any Defaults or Events of Default now or hereafter existing under the Loan Documents, except as set forth in
Section 2 above, (iii) establish a custom, or (iv) waive, limit or condition the rights and remedies of the Agent or the Lenders under the Loan Documents, except as set forth in Section 2 above, all of which are hereby expressly reserved. Except as expressly set forth in this Agreement, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms.

     4.   Additional Property Acquisitions.

          (a) No Additional Acquisitions or Contracts. The Borrowers hereby represent and warrant that since December 1, 1998, no Borrower or Other Subsidiary has acquired any real property nor has any Borrower or Other Subsidiary executed any contingent or non-contingent contract, reservation, option or other agreement pertaining to the acquisition of additional real property. The Borrowers further covenant that, notwithstanding anything to the contrary set forth in the Loan Agreement, no Borrower or Other Subsidiary shall hereafter execute any contingent or non-contingent contract, reservation, option or other agreement creating any right or direct or indirect obligation pertaining to the acquisition of additional real property (any such contract, reservation, option or other agreement that is hereafter executed being referred to herein as a "Restricted Agreement") unless (i) the aggregate amount of the Borrowers' funds and Letters of Credit that are deposited or otherwise delivered under all Restricted Agreements does not exceed $100,000, and such funds and Letters of Credit are not at-

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

     risk (i.e., they are fully refundable upon the cancellation of the Restricted Agreements), (ii) no Loan proceeds are directly or indirectly paid or otherwise applied to the Borrowers' obligations under the Restricted Agreements (including the aforementioned $100,000) without the prior written consent of the Lenders, which consent may be granted or denied in the sole and absolute discretion of the Lenders; provided, however, that the Borrowers may obtain a Letter of Credit with respect to any such obligation if the conditions precedent to the issuance of such Letter of Credit set forth herein and in the Loan Agreement have been satisfied, and (iii) no acquisitions contemplated by the Restricted Agreements may be consummated without the prior written consent of the Lenders, which consent may be granted or denied in the sole and absolute discretion of the Lenders.

          (b) Pending Acquisition Contracts. The Borrowers hereby represent and warrant that all contingent and non-contingent contracts and agreements pertaining to the acquisition of additional real property that were executed by a Borrower or Other Subsidiary prior to December 1, 1998, which acquisitions have not closed as of the date of this Agreement, are described on Exhibit B-1 attached hereto (collectively, the "Pending Acquisition Contracts"), together with the amount of funds that are at-risk in connection with each of such acquisitions. Certified copies of all Pending Acquisition Contracts shall be delivered to the Lenders at closing. The acquisitions contemplated by the Pending Acquisition Contracts listed on Exhibit B-2 attached hereto may be consummated in accordance with the terms and conditions of the Loan Agreement and this Agreement, provided that Rembrandt Homes, Inc. ("Rembrandt") may not be a party to more than two such Pending Acquisition Contracts. The acquisitions contemplated by the Pending Acquisition Contracts listed on Exhibit B-3 attached hereto may not be consummated and the Borrowers hereby covenant to the Lenders that such Pending Acquisition Contracts shall be terminated in writing and that the Borrowers shall use their best efforts to cause all amounts or Letters of Credit deposited in connection therewith shall be returned to the Borrowers and applied to the repayment of the Loan on or before February 15, 1999.

     5.   Additional Development Limitations.

          (a)  Plaza 32.

               (i) Notwithstanding anything contained herein or in the Loan Agreement or the other Loan Documents to the contrary, the Borrowers hereby acknowledge and agree that the project commonly known as Plaza 32 and located at 3232 Halsted Street in Chicago, Illinois ("Plaza 32"), is not an Approved Project and that no further advances of Loan proceeds (including Permitted Additional Advances) shall be directly or indirectly made by the Lenders (or applied by the Borrowers) with respect to costs incurred in connection with the construction, development and sale of Plaza 32. Furthermore, the Borrowers covenant that no further work of any kind shall be performed with respect to Plaza 32 and no costs incurred in connection with Plaza 32 shall be paid prior to the consummation of the construction financing referred to in clause (ii) below.

               (ii) The Lenders shall permit the Borrowers to obtain construction and mezzanine financing for Plaza 32 from a third party lender (and Sundance to guaranty the repayment of not more than $5,500,000 of such financing), and shall subordinate the repayment of the Loan proceeds previously disbursed in connection with Plaza 32 to the repayment of such construction financing, if and only if the terms and conditions of such construction financing and subordination are finalized on or before March 31, 1999, in a manner satisfactory to the Lenders in their sole and absolute discretion. Prior to the consummation of such construction financing, (A) the Lenders must approve in writing the corporate structure and financial statements of the owner of Plaza 32, the plans and specifications and budget for Plaza 32, and the Borrowers hereby covenant that they shall not agree to or request any changes in such structure, plans and specifications or budget without the prior written approval of the Lenders, and (B) the Lenders must receive a written detailed summary in a form satisfactory to the Lenders of the costs paid using the Borrowers' equity investment in Plaza 32 and the Loan proceeds (which costs shall not include costs previously referred to by the Borrowers as "false start costs"). Additionally, the construction lender must agree to provide copies to the Agent of all notices given to a Borrower, and the Borrowers hereby acknowledge and agree that an Event of Default under the construction financing shall constitute an immediate Event of Default under the Loan Agreement. Finally, an amount equal to the excess of (X) the sum of the Borrowers' equity in Plaza 32 plus the amount of Loan proceeds previously disbursed in connection with Plaza 32 over (Y) the equity and subordinated debt (excluding "mezzanine" debt) requirements of the construction lender, shall be repaid to the Lenders concurrently with the closing of the construction financing.

               (iii) If the Borrowers are unable to obtain a fully executed binding commitment for construction and mezzanine financing for Plaza 32 in accordance with the terms set forth in the preceding clause, then on or before March 31, 1999, the Borrowers shall repay to the Lenders all Loan proceeds previously disbursed in connection with Plaza 32. The failure to repay such amounts as aforesaid shall (A) constitute an immediate Event of Default under the Loan Agreement and the other Loan Documents, and (B) result in an additional loan fee in the amount of $50,000 being immediately due and payable by the Borrowers to the Lenders (the payment of which shall not be deemed to be a cure or waiver of such Event of Default).

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               (iv) The Borrowers represent and warrant that Marathon Center,
          Inc. holds fee title to Plaza 32 and that Marathon Center, Inc. is a wholly-owned subsidiary of Chicago Urban Properties, Inc.

          (b) Art House Lofts (Sangamon Lofts). Notwithstanding anything contained herein or in the Loan Agreement or the other Loan Documents to the contrary, the Borrowers hereby acknowledge and agree that the project commonly known as Phase II of Art House Lofts (also known as Sangamon Lofts) and located in Chicago, Illinois ("Art House Phase II"), is not an Approved Project and that no further advances of Loan proceeds (including Permitted Additional Advances) shall be directly or indirectly made by the Lenders (or applied by the Borrowers) with respect to costs incurred in connection with the acquisition, construction, development and sale of Art House Phase II. Loan proceeds, including Permitted Additional Advances, in the aggregate amount of $100,000 have been disbursed prior to the date hereof (and have not been repaid as of the date hereof) with respect to costs incurred in connection with the acquisition, construction, development and/or sale of Art House Phase II, and such amount must be repaid by the Borrowers on or before the 90/th/ day following written demand for such repayment is received from the Agent, which demand may be given at any time after the date hereof. The failure to repay such amounts as aforesaid shall (i) constitute an immediate Event of Default under the Loan Agreement and the other Loan Documents, and (ii) result in an additional loan fee in the amount of $50,000 being immediately due and payable by the Borrowers to the Lenders (the payment of which shall not be deemed to be a cure or waiver of such Event of Default).

          (c) Kildeer. Rembrandt has acquired land that it intends to subdivide into thirteen lots (the "Kildeer Lots") in the Village of Kildeer, Illinois, three of which will be located on the west side of Krueger Road (the "West Lots") and ten of which will be located on the east side of Krueger Road. The acquisition was financed, in part, by proceeds of the Loan. The Lenders hereby agree to issue a Letter of Credit not to exceed $725,000 on behalf of Rembrandt for the benefit of the Village of Kildeer solely for the purpose of inducing the Village to execute and permit the recordation of a plat of subdivision for the Kildeer Lots, provided that
     (i) the Lenders have approved the form of said plat of subdivision, (ii) the Lenders have received satisfactory evidence from the Village of Kildeer that there are no conditions precedent to the execution and recording of the plat of subdivision other than the issuance of the aforementioned Letter of Credit, and (iii) the plat of subdivision is recorded by Rembrandt within sixty days after the issuance of such Letter of Credit. The Borrowers acknowledge that $828,000 of Loan proceeds have previously been advanced and applied to payment of the cost of acquiring the Kildeer Lots. Other than the aforementioned Letter of Credit and amounts previously advanced by the Lenders, no additional Loan proceeds shall be advanced with respect to the Kildeer Lots under the Loan Agreement and this Agreement, and no further site work of any kind shall be conducted by or on behalf of Rembrandt with respect to the development of the Kildeer Lots, unless and until the Agent has received and approved in writing fully executed bona fide non-contingent contracts for the sale of not less than six of such lots, and in no event shall construction of a home on a Kildeer Lot commence unless such lot has been sold as aforesaid (except that (A) if the Agent receives evidence satisfactory to the Agent of the saleability of a home constructed on a West Lot, then one Model may be constructed on such lot, or (B) if six of the Kildeer Lots have been sold as aforesaid, then one Model may be constructed on any Kildeer Lot).

          (d) Capital Hill Lofts. The Borrowers hereby acknowledge and agree that $2,373,000 of Loan proceeds have previously been disbursed and applied to the payment of costs incurred in connection with the project commonly known as Capital Hill Lofts and located at 625 West Jackson in Chicago, Illinois ("Capital Hill"). Although Capital Hill was previously deemed an Approved City Project, such status is currently being reevaluated by the Lenders; however, pending the completion of such reevaluation, the Lenders hereby agree to disburse $500,000 of additional Loan proceeds in the aggregate with respect costs incurred in connection with Capital Hill. If the Lenders determine that Capital Hill is no longer an Approved City Project, then the Borrowers hereby covenant that all Loan proceeds disbursed in connection with Capital Hill shall be repaid on or before the 120/th/ day following the date on which written demand for such repayment is received from the Agent.

          (e) Rembrandt. Rembrandt may not execute any contingent or non-contingent contract, reservation, option or other agreement pertaining to the acquisition of additional real property after the date hereof, unless
     (i) such contract, reservation, option or other agreement is a Restricted Agreement permitted under the terms of Section 4(a) above, or (ii) the lot to be acquired pursuant to such contract, reservation, option or other agreement or the home to be constructed on such lot has been pre-sold pursuant to a fully executed bona fide non-contingent contract with an unaffiliated third party, which contract has been delivered to and approved in writing by the Agent. Furthermore, Rembrandt shall not commence the construction of a home on any lot hereafter acquired pursuant to a Pending Acquisition Contract (as defined in Section 4(b) above) or a Restricted Agreement (as defined in Section 4(a) above), unless on or before the date such construction commences the Agent shall have received and approved in writing a fully executed bona fide non-contingent contract for the sale of such home to an unaffiliated third party.

     6. Sanderman's Notes. The Borrowers hereby reaffirm, represent and warrant to the Lenders that (a) Sanderman has made a $2,500,000 loan to Sundance in connection with the construction and development of the property commonly known as Erie Tower at 421 West Erie Street in Chicago, Illinois ("Erie Tower"), which loan is evidenced by a certain Subordinated Promissory Note effective as of May 1, 1998, in the original principal sum of $2,500,000 made by Sundance and payable to the order of Sanderman, (b) Sanderman has made an additional loan to certain of the Borrowers, which loan is evidenced by a certain unsecured subordinated promissory note in the stated principal amount of $3,930,660 in favor of Sanderman, and (c) the

                                      -6-
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Sanderman Descendants Trust U/A/D December 29, 1992 (the "Sanderman Trust") has
made a loan to certain of the Borrowers, which loan is evidenced by a certain unsecured subordinated promissory note in the stated principal amount of $262,500 (collectively, the "Sanderman Notes"). The Borrowers also hereby reaffirm, represent and warrant to the Lenders that no outstanding loans other than those evidenced by the Sanderman Notes have been made by Sanderman to any of the Borrowers. Notwithstanding anything to the contrary set forth in that certain Subordination Agreement dated as of April 30, 1998, by Sanderman and the Sanderman Trust to and for the benefit of the Agent, including, without limitations Sections 3 and 5 thereof, and regardless of whether all of the Loan advances made by the Lenders with respect to Erie Tower have been repaid to the Lenders, Sundance may not pay and Sanderman may not receive all or any portion of the outstanding principal balance of the indebtedness evidenced by the Sanderman Notes, or any accrued and unpaid interest thereon, unless and until the Loan has been repaid in full.

     7. Salary and Distribution Restrictions. Notwithstanding anything to the contrary contained in the Loan Agreement, including, without limitation, Section
9.15 thereof, (i) during the period commencing on the date hereof and ending on the date on which the Loan is repaid in full, the aggregate compensation (excluding bonuses) paid to Sanderman by the Borrowers may not exceed $300,000,
(ii) bonuses in an amount not to exceed $200,000 in the aggregate may be paid to Sanderman by the Borrowers on the Maturity Date, if and only if the pre-tax, pre-bonus consolidated net income of the Borrowers exceeds $7,400,000 for the twelve month period ending September 30, 1999, and no Event of Default then exists, and (iii) no Distributions shall be made by Sundance to either the record or beneficial owners of the Capital Stock of Sundance.

     8.   Amendment of Interest Rates and Payments.

          (a) Floating Rate. As of December 1, 1998, the "Floating Rate" set forth in the Loan Agreement and the Note shall be the Prime Rate plus 3.0%; provided, however, that interest shall be due and payable monthly prior to the Maturity Date based upon the Interim Interest Rate (as hereinafter defined), although interest shall at all times accrue at the Floating Rate. On the Maturity Date, all accrued and unpaid interest shall be due and payable in full. From and after December 1, 1998, the "Interim Interest Rate" shall be the Prime Rate plus 2.0%.

          (b) Termination of LIBOR Option. Notwithstanding anything to the contrary contained in the Loan Agreement, including, without limitation, Sections 2.5 and 2.6 thereof, from and after the date hereof Sundance and the other Borrowers shall no longer have the option to convert portions of the outstanding principal balance of the Loan into LIBOR Portions or to maintain any portion of said principal balance as a LIBOR Portion. Each LIBOR Portion outstanding as of the date hereof shall bear interest at the Floating Rate from and after the last day of the Interest Period applicable to such LIBOR Portion.

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

     9. Modification of Maturity Date. The maturity date of the Loan is hereby changed from February 1, 2000, to January 3, 2000, and all references in the Loan Agreement, the Note and the other Loan Documents to the "Maturity Date" shall be deemed to mean January 3, 2000.

     10. EBITDA. The definition of "EBITDA" set forth in the Loan Agreement is hereby amended by adding the following clause prior to the words "all as determined on a consolidated basis in accordance with GAAP": "minus all amounts added in determining such Consolidated Net Income on account of income from extraordinary gains and/or nonrecurring sales of property outside the ordinary course of such Persons' businesses (including, without limitation, any bulk sales of lots and dispositions of raw land)."

     11. Frequency of Loan Requests. The last sentence of Section 2.4 of the Loan Agreement is hereby deleted in its entirety and the following sentence is inserted in lieu thereof: "The Borrowers may request Loan disbursements not more frequently than three times in any calendar month, and only one of such requests may pertain to disbursements for the payment of costs incurred in connection with City Projects."

     12.  Limitations on Construction of Spec Townhomes.

          (a) Generally.  Notwithstanding anything to the contrary set forth in
     Section 9.17 of the Loan Agreement, the Borrowers shall not construct any additional townhome (i.e., attached) Spec Homes except in accordance with the terms of this Agreement. Exhibit D attached hereto sets forth all Models and Spec Homes of the Borrowers existing as of the date hereof.

          (b) The Preserve. With respect to the project commonly known as The Preserve at Orland Park (the "Preserve"), the Borrowers may commence construction of a townhome building when more than 50% of the Units within such building are Sold Units; provided, however, that at no time may the aggregate number of Spec Homes that are townhomes within the Preserve exceed twenty at any one time, provided further that at no time may more than twelve of such twenty Spec Homes be developed beyond construction of their foundations.

          (c) Arrowhead. With respect to the project commonly known as Arrowhead ("Arrowhead"), the Borrowers may commence construction of a townhome building when more than 50% of the Units within such building are Sold Units. The Borrowers represent and warrant that there are not more than seventeen of the townhome Units within Arrowhead are Spec Homes as of the date hereof. Notwithstanding the foregoing, construction of additional Spec Homes within Arrowhead can in no event commence until the number of existing Spec Homes is less than twelve, and at all times thereafter the number of Spec Homes cannot exceed twelve at any one time.

     13.  Reduction of Loan Amount.

          (a) Maximum Aggregate Loan Amount. Notwithstanding anything to the contrary set forth in the Loan Agreement, from and after the date hereof, the Maximum Aggregate Loan Amount during the following periods shall be as follows: (i) $74,000,000 from December 15, 1998, through and including March 31, 1999, (ii) $60,000,000 from April 1, 1999, through and including June 30, 1999, (iii) $50,000,000 from July 1, 1999, through and including September 30, 1999, (iv) $20,000,000 from October 1, 1999, through and including the Maturity Date, and (vi) $0 at all times thereafter. The Borrowers may at any time and from time to time permanently reduce the Maximum Aggregate Loan Amount by irrevocable written notice of such reduction to the Agent, and such reduction shall be effective as of the date on which the Agent receives such notice.

          (b) Maximum Principal Balance of Loan. Notwithstanding anything to the contrary set forth in the Loan Agreement, the Borrowers hereby covenant to the Lenders that the outstanding principal balance of the Loan on the following dates shall not exceed 105% of the following amounts: (i) $54,000,000 on March 31, 1999, (ii) $41,000,000 on June 30, 1999, and (iii)
     $12,000,000 on September 30, 1999. For purposes of determining compliance with the terms of this covenant, the outstanding principal balance shall be deemed to have been reduced by the amounts of any Unit sales proceeds being held by the Title Company and not yet delivered to the Lenders as of the date of such determination. A breach of the foregoing covenant shall constitute an immediate Event of Default under the Loan Agreement.

     14.  Other Reductions and Modifications.

          (a) Permitted Additional Advances. Nothing in this Agreement is intended to modify or otherwise amend the Permitted Additional Advances repayment requirements set forth in Section 2.1(e) of the Loan Agreement; provided, however, that (i) the 120 day period referenced in clause (v) of said Section is hereby reduced to 90 days, and (ii) notwithstanding anything to the contrary set forth in said Section, no further Permitted Additional Advances shall be made after the date of this Agreement.

          (b) Letter of Credit Liability. Notwithstanding anything to the contrary set forth in clause (i) of Section 3.1 of the Loan Agreement, from and after the date hereof, the aggregate outstanding amount of the Letter of Credit Liability (excluding the Letter of Credit Liability arising in connection with any Letter of Credit issued to the Village of Kildeer pursuant to Section 5(c) above) shall at no time exceed $3,500,000.

          (c) Bonds.  Notwithstanding anything to the contrary set forth in
     Section 9.18 of the Loan Agreement, the aggregate amount of the face value of all Bonds outstanding at any one time shall not, without the written consent of the Lenders, exceed $10,000,000 plus the face value of any Bonds which are hereafter issued in replacement of any outstanding Letters of Credit.

          (d) Unused Line Amount. In clause (i) of Section 2.14(b) of the Loan Agreement, the definition of "Unused Line Amount" is hereby deleted and the following is inserted in lieu thereof:

          "The 'Unused Line Amount' during any period shall equal (i) the applicable Maximum Aggregate Loan Amount minus (ii) the daily average principal balance of the Loans outstanding during such period (determined without regard to the actual amount of the Permitted Suburban Project Advances, the Permitted City Project Advances, the Permitted Unique Project Advances, and the Permitted Additional Advances during such period)."

     Additionally, notwithstanding anything to the contrary set forth in said
     Section 2.14(b), the unused line fee shall be due and payable on December 31, 1998, and quarterly in arrears thereafter (beginning with the quarter ending March 31, 1999).

     15. No Modifications of Budgeted Costs; Field Audits and Appraisals. Notwithstanding anything to the contrary set forth in the Loan Agreement, the Budgeted Costs for each Project shall be based upon the budget for such Project approved by the Lenders and set forth in Exhibit F attached hereto (the "Approved Budgets"). A subsequent modification of a Project's budget shall not result in the modification of the Approved Budget or the Budgeted Costs for such Project unless the Lenders have expressly agreed to such modifications in writing. The Lenders reserve the right to unilaterally modify the Approved Budgets and the status of any project previously deemed to be an Approved Project based upon the results of any field audits or appraisals hereafter conducted solely at the Borrowers' expense by or on behalf of the Lenders to verify the accuracy of the Borrowing Certificates and other matters pertaining to the Loan. If material irregularities or additional Events of Default are discovered as a result of such field audits, the Lenders shall have the right to immediately deem this Agreement null and void and the Lenders shall no longer to be required to forbear from exercising their respective rights and remedies against the Borrowers under the Note and the other Loan Documents, at law and in equity.

     16. Expiration Dates of Letters of Credit. Notwithstanding anything to the contrary set forth in the Loan Agreement, at no time may Letters of Credit in the aggregate face amount of more than $200,000 (excluding any Letter of Credit issued to the Village of Kildeer pursuant to the terms of Section 5(c) above) have expiration dates that occur after the Maturity Date.

     17. Projections; Modification of Financial Covenants. A true and correct copy of the Borrowers' projections for the fiscal year ending September 30, 1999, is attached hereto as Exhibit E. From and after the date hereof, the Borrowers shall be required to comply with the covenants set forth in Exhibit C attached hereto in lieu of and in substitution for the covenants set forth in Sections 10.1 through 10.6 of the Loan Agreement, and a breach of such covenants shall be deemed an immediate Event of Default.

     18.  Financial Information.

          (a) Financial Statements. From and after the date hereof, the financial statements referred to in clauses (i) and (ii) of Section 8.1(b) of the Loan Agreement shall be prepared and delivered on a monthly basis (rather than a quarterly basis) no later than the 20/th/ day of each month, provided that variances from the Approved Budgets shall also be shown in such financial statements.

          (b) Accounts Payable Schedule. From and after the date hereof, the aging accounts payable schedule referred to in Section 8.1(b)(iii) of the Loan Agreement shall be prepared and delivered on a monthly basis (rather than a quarterly basis) no later than the 20/th/ day of each month.

          (c) Earnest Money. On or before the 20/th/ day of each month, the Borrowers shall deliver to the Agent a schedule dated as of the last day of the preceding month setting forth the earnest money paid to the Borrowers (on a project by project basis) with respect to Unit sales that have not closed as of such date, together with a statement of the aggregate amount of earnest money then in the possession of the Borrowers.

          (d) Borrowing Certificate. The Borrowers hereby acknowledge and reaffirm that pursuant to the terms of Section 8.1(c) of the Loan Agreement, all Borrowing Certificates furnished to the Agent and the Lenders must be signed by the Chairman, President, Chief Financial Officer or Controller of Sundance.

     19.  Sale of Inventoried Land.

          (a) Sales and Marketing. The Borrowers hereby covenant to the Agent and the Lenders that (i) the Borrowers and their affiliates shall diligently and in good faith attempt to sell the parcels of land described on Exhibit G attached hereto (the "Inventoried Land") using commercially reasonable methods, and (ii) no later than the 20/th/ day of each month, Sundance shall deliver to the Agent a written summary (in a form reasonably acceptable to the Agent) of the status of such sales attempts. Upon the written request of the Agent, the Inventoried Land shall be listed for sale with an independent third party real estate broker reasonably satisfactory to the Lenders.

          (b) 2700 Halsted. If an Event of Default has occurred and is continuing, the Borrowers shall, within three Business Days after written demand from the Lenders, list the real property located at 2700 Halsted in Chicago, Illinois (the "Halsted Property"), for sale with an independent third party real estate broker reasonably satisfactory to the

     Lenders at a price not to exceed $3,000,000, and no later than the 20/th/ day of each month thereafter, the Borrowers shall deliver to the Agent a written summary (in a form reasonably acceptable to the Agent) of the status of the sales attempt.

          (c) Amounts Payable to Lenders. The Borrowers covenant to the Agent and the Lenders that concurrently with the sale of each parcel of Inventoried Land and the Halsted Property, the Borrowers shall pay to the Lenders an amount equal to the greater of (i) the sum of all advances of Loan proceeds (including Permitted Additional Advances) made with respect to costs incurred in connection with the acquisition, construction, development and/or sale of such parcel which have not previously been repaid, and (ii) 100% of the "Net Sales Proceeds" (as hereinafter defined) received from such sale. The amount owing pursuant to the preceding sentence shall be applied to the payment of the Borrowers' obligations to Lender in the manner set forth in the Loan Agreement. As used in this Section, "Net Sales Proceeds" means the gross sales proceeds payable by the purchaser of a parcel, minus all customary and reasonable title insurance charges, escrow fees, legal fees, real estate taxes and other prorations approved by Lender, transfer taxes and market rate real estate brokers' commissions, all to the extent payable as a result of the sale of such parcel (provided that not more than $275,000 of deferred compensation owing and paid at closing to Michael Cahan may also be deducted when calculating the Net Sales Proceeds with respect to the Inventoried Land located at 473 West Erie Street).

     20. Additional Approved City Project Information. The Borrowers hereby represent and warrant to the Agent and the Lenders that (i) attached hereto as Exhibit H are true, complete and correct copies of the sworn owner's statements for each Approved City Project dated no earlier than December 1, 1998, and (ii) attached hereto as Exhibit I are true, complete and correct copies of the sworn contractor's statements for each Approved City Project dated no earlier that December 1, 1998. The Borrowers represent that as of the date hereof the hard costs of construction with respect to (a) the project commonly known as Phase I of Art House Lofts (also known as Sangamon Lofts) ("Art House Phase I") have increased by $300,000, and (b) the project commonly known as Erie Tower have increased by $1,600,000. The Lenders shall have no obligation to make further disbursements with respect to Art House Phase I or Erie Tower until the Lenders either receive satisfactory evidence that such projects are in balance or waive or modify the balancing requirements. In the interim, the Lenders will disburse additional amounts with respect to Art House Phase I and Erie Tower solely at their discretion, and any such disbursements shall in no manner obligate the Lenders to make further disbursements.

     21.  Additional Approved City Project Requirements.

          (a) No further disbursements shall be made with respect to an Approved City Project unless and until the items on the checklist attached hereto as Exhibit J with respect to such Approved City Project have been delivered to the Agent in a form satisfactory to the Agent.

          (b) The Permitted City Project Advances applicable to an Approved City Project shall only be disbursed for the purpose of paying (or reimbursing others for the payment of) the Budgeted Costs of such Approved City Project that have been incurred, and not for the payment of any costs attributable to any other Project. Loan advances made with respect to a Project other than an Approved City Project may not be used for the payment of costs attributable to such Approved City Project.

          (c) From and after the date hereof, no Permitted City Project Advances applicable to an Approved City Project shall be made unless each of the additional construction conditions set forth on Exhibit K attached hereto are satisfied.

     22. Interest Reserve. The Lenders may at any time and from time to time establish a reasonable interest reserve from the undisbursed portion of the Loan proceeds, and, if the Borrowers fail to pay any accrued interest on the Loan on the date such payment is due, the Lenders are hereby authorized to disburse such interest to themselves from the reserve; provided, however, that nothing herein is intended to limit, reduce or otherwise affect Borrower's obligation to pay interest when due. Any amounts disbursed by the Lenders from the interest reserve shall become part of the outstanding principal balance of the Loan and interest thereon shall accrue and be payable as provided in the Loan Documents and this Agreement.

     23. References. All references to the Loan Agreement or any other Loan Document contained in any of the Loan Documents shall be deemed to refer to each of such documents as further amended by this Agreement.

     24. Additional Expenses. The Borrowers hereby jointly and severally agree to pay all of the Lenders' reasonable attorneys' fees and costs incurred in connection with the negotiation and documentation of the agreements contained in this Agreement, all recording fees and charges, title insurance charges and premiums, appraisal fees, travel expenses, inspecting architects and consultant fees and all other expenses, charges, costs and fees referred to in, necessitated by or otherwise relating to this Agreement (collectively, the "Additional Loan Expenses").

     25. Payment of Amounts Owing under this Agreement. If any amounts owing to the Agent or the Lenders pursuant to the terms of this Agreement, including, without limitation, the Additional Loan Expenses, are not paid within five days after written demand therefor, the Agent is hereby authorized to make a disbursement of the proceeds of the Loan in order to pay such amounts, regardless of whether all conditions precedent to such Loan disbursement have been satisfied at such time.

     26. Defaults. Each Borrower represents and warrants to the Lenders and the Agent that as of the date hereof no Event of Default or Default exists under the Loan Agreement or the other Loan Documents other than the Existing Defaults. Each Borrower further acknowledges and agrees that an Event of Default under the Loan Agreement and the other Loan Documents shall be deemed to immediately exist upon the occurrence of a breach of any of the representations, warranties or covenants set forth in this Agreement.

     27. No Defenses. Each Borrower represents and warrants to the Lenders and the Agent that there is not any condition, event or circumstance existing, or any litigation, arbitration, governmental or administrative proceedings, actions, examinations, claims or demands pending or threatened affecting the Borrowers or their respective property, or which could prevent them from complying with or performing their respective obligations under the Loan Agreement and the other Loan Documents, and no basis for any such matter exists.

     28. Authority to Execute Amendment; No Conflict. Each Borrower represents and warrants to the Lenders and the Agent that they have full power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder. Upon the execution and delivery hereof, this Agreement will be valid, binding and enforceable upon each Borrower in accordance with its terms. Execution and delivery of this Agreement does not and will not contravene, conflict with, violate or constitute a default under any applicable law, rule, regulation, judgment, decree or order or any agreement, indenture or instrument to which any Borrower is a party or is bound.

     29. Ratification of Liability. Each Borrower hereby ratifies and confirms its respective liabilities and obligations under the Loan Agreement and the other Loan Documents and the liens and security interests created thereby, and acknowledges that it no defenses, claims or set-offs to the enforcement by the Agent and/or the Lenders of its obligations and liabilities thereunder.

     30. Termination of Forbearance Provisions. If (a) any amount owing by the Borrowers to the Agent or the Lenders is not received on or prior to any date when due, or (b) an Event of Default (other than an Existing Default) shall occur, then the forbearance provisions of Section 2 of this Agreement shall be immediately terminated, without further notice, and the Lenders shall have the immediate right, without any further notice, to exercise any and all rights and remedies available to the Lenders under the Note and the other Loan Documents, at law and in equity.

     31. Effect of Bankruptcy. Each Borrower hereby acknowledges and agrees that, if a petition under any Section, Chapter or provision of the United States Bankruptcy Code (the "Code") or similar law or statute is filed by or against such Borrower, (i) it shall not contest, and it shall consent to, the relief requested in any motion or application of the Lenders made in any court of competent jurisdiction seeking modification or termination of any automatic stay or other injunction against the Lenders resulting from such filing, and (ii) it shall execute any order or other document necessary to effectuate such modification or termination. If at any time a Borrower seeks relief under the Code, including, without limitation, the filing of a petition under Chapter 7 or 11 thereof, such Borrower shall be deemed to have taken such action in bad faith. Furthermore, if such action is taken against a Borrower by a third party, such Borrower shall take all action necessary to have (A) the petition filed by such third party dismissed, including consenting to the immediate dismissal thereof, and (B) any additional relief requested by such third party denied, unless instructed in writing to the contrary by the Lenders. The Lenders are specifically relying upon the representations, warranties, covenants and agreements contained in this Section, and such representations, warranties, covenants and agreements constitute a material inducement to accept the terms and conditions set forth in this Agreement and, but for the receipt of the benefit of such representations, warranties, covenants and agreements, the Lenders would not have agreed to such terms and conditions.

     32. Consent to Certain Actions. Each Borrower acknowledges and agrees that upon termination of the forbearance provisions of Section 2 above, such Borrower shall not contest or object to any actions which a Lender may take to exercise its rights and remedies against such Borrower under the Note and the other Loan Documents, including without limitation, the right to foreclose its liens and security interests in the collateral described in the Mortgage pursuant to the provisions of the Uniform Commercial Code and the provision of the Illinois Mortgage Foreclosure Law (Chapter 735, Sections 5/15-1101 et seq., Illinois Compiled Statutes), and such Borrower shall not object or contest in any way, and hereby consents to, all such actions. Each Lender is specifically relying upon the covenants and agreements contained in this Section and such covenants and agreements constitute a material inducement to enter into this Agreement. The covenants and agreements made by the Borrowers herein shall survive the termination of this Agreement.

     33. Conditions Precedent to Effectiveness of this Agreement. The Agent and the Lenders shall have no obligation to enter into this Agreement unless and until (i) the Borrowers have executed and delivered this Agreement to the Agent, and (ii) the Borrowers have delivered to the Agent the General Release attached hereto as Exhibit L, which is incorporated by reference as though fully set forth herein.

     34. Time is of Essence. Time is strictly of the essence of the Agreement and the full and complete performance of each and every term, provision and condition hereof.

     35. No Oral Modification; No Course of Dealing. No change in the terms of this Agreement shall be valid unless in writing and signed by all parties hereto. Nothing contained in this Agreement shall be construed as creating any course of dealing or conduct between the parties.

     36. Statute of Limitations. The running of any statute of limitations shall be deemed tolled during the term of this Agreement.

     37. Headings. The section headings and captions used herein are intended solely for convenience of reference and shall not control or effect the interpretation, meaning or construction of any provision of this Agreement.

     38. Severability. In the event that any provision of this Agreement is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, (i) the Borrowers and the Lenders shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Agreement, and (ii) the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

     39. Further Instruments. Upon request of the Agent or the Lenders, the Borrowers shall execute, acknowledge and deliver all such additional instruments and further assurances of title and shall do or cause to be done all such further acts and things as may reasonably be necessary to fully effectuate the intent of this Agreement

     40. Strict Performance. Strict performance of the terms of this Agreement is required, and substantial performance in good faith and without willful failure shall not be deemed sufficient performance. Strict performance shall be deemed the essence of this Agreement and shall be deemed contracted for by the parties hereto.

     41. Binding Effect. This Agreement shall be binding on each Borrower and its successors and permitted assigns, and shall inure to the benefit of the Agent and each Lender and their respective successors and assigns.

     42. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

     43. Counterparts. This Agreement may be executed in separate identical counterparts, each of which when so executed shall be an original, but all of such counterparts shall taken together constitute but one and the same instrument.

     44. JURY WAIVER. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AND THEREIN WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES. ACCORDINGLY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY KNOWINGLY AND VOLUNTARILY (A) WAIVES THE RIGHT TO TRIAL BY JURY IN ANY CIVIL ACTION, CLAIM, COUNTERCLAIM, CROSS-CLAIM, THIRD-PARTY CLAIM, DISPUTE, DEMAND, SUIT OR PROCEEDING ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, THE LOAN, OR ANY RENEWAL, EXTENSION OR MODIFICATION THEREOF, OR ANY CONDUCT OF ANY PARTY RELATING THERETO, AND (B) AGREES THAT ANY SUCH ACTION,

CLAIM, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

     45. Year 2000 Problem. Each Borrower has reviewed the areas within its business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by such Borrower may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999), and has made related appropriate inquiry of material suppliers and vendors. Based on such review and program, each Borrower believes that the "Year 2000 Problem" will not have a material adverse effect on such Borrower or its operations or business. From time to time, at the request of Lender, each Borrower shall provide to Lender such updated information or documentation as is requested regarding the status of its efforts to address the Year 2000 problem.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AGENT:
-----

LASALLE NATIONAL BANK, a national
banking association, as agent for the
Lenders

By:     ______________________
Title:  ______________________

LENDERS:
-------

LASALLE NATIONAL BANK, a national
banking association

By:     ______________________
Title:  ______________________

AMERICAN NATIONAL BANK AND
TRUST COMPANY OF CHICAGO, a
national banking association

By:     ______________________
Title:  ______________________

BANKBOSTON, N.A., a national banking
association

By:     ______________________
Title:  ______________________

BORROWERS:
---------

SUNDANCE HOMES, INC., an Illinois
corporation

By:     ______________________
Title:  ______________________

[BORROWERS' SIGNATURES
CONTINUED ON NEXT PAGE]

The undersigned hereby consents and agrees
to the terms and conditions of Sections 6
and 7 above
_________________________________
MAURICE SANDERMAN

1515 SOUTH MICHIGAN LOFTS, INC., an Illinois corporation

By:     __________________________
Title:  __________________________

ERIE CENTER LOFTS, INC., an Illinois corporation

By:     __________________________
Title:  __________________________

GEORGIAN COURT DEVELOPMENT, INC., an
Illinois corporation

By:     __________________________
Title:  __________________________

HOMETOWN DEVELOPMENT, INC., an Illinois
corporation

By:     __________________________
Title:  __________________________

MARATHON CENTER, INC., an Illinois corporation

By:     __________________________
Title:  __________________________

McCARTY'S MILL DEVELOPMENT, INC., an
Illinois corporation

By:     __________________________
Title:  __________________________

SANGAMON LOFTS, INC., an Illinois corporation

By:     __________________________
Title:  __________________________

SRLB DEVELOPMENT, INC., an Illinois corporation

By:     __________________________
Title:  __________________________

SUTTON DEVELOPMENT, INC., an
 Illinois corporation

By:
 __________________________
Title:
 __________________________
LOCKPORT DEVELOPMENT, INC., an Illinois
corporation

By:     __________________________
Title:  __________________________

CHICAGO URBAN PROPERTIES, INC., an Illinois corporation

By:     __________________________
Title:  __________________________

ERIE CENTER TOWER, INC., an Illinois
corporation

By:     __________________________
Title:  __________________________

HEARTLAND MEADOWS DEVELOPMENT,
INC., an Illinois corporation

By:     __________________________
Title:  __________________________

LAKE-WELLS MANAGEMENT, INC., an Illinois corporation

By:     __________________________
Title:  __________________________

MATTESON DEVELOPMENT, INC., an Illinois
corporation

By:     __________________________
Title:  __________________________

REMBRANDT HOMES, INC., an Illinois corporation

By:     __________________________
Title:  __________________________

SAR DEVELOPMENT, INC., an Illinois corporation

By:     __________________________
Title:  __________________________

SUNDANCE SUBURBAN PROPERTIES, INC., an
Illinois corporation

By:     __________________________
Title:  __________________________

WALNUT POINTE DEVELOPMENT, INC., an
Illinois corporation

By:     __________________________
Title:  __________________________

CAPITAL HILL LOFTS, INC., an Illinois corporation

By:     __________________________
Title:  __________________________

LIST OF EXHIBITS:


Exhibit A     -     List of Borrowing Subsidiaries
Exhibit B-1   -     List of All Pending Acquisition Contracts
Exhibit B-2   -     List of Pending Acquisition Contracts to be Consummated
Exhibit B-3   -     List of Pending Acquisition Contracts to be Terminated
Exhibit C     -     Financial Covenants
Exhibit D     -     List of Models and Spec Homes
Exhibit E     -     Projections
Exhibit F     -     Approved Budgets for Each Project
Exhibit G     -     Inventoried Land to be Sold
Exhibit H     -     Copies of Sworn Owner's Statements
Exhibit I     -     Copies of Sworn Contractor's Statements
Exhibit J     -     Approved City Project Checklist
Exhibit K     -     Additional Construction Loan Requirements
Exhibit L     -     General Release